SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                 _____________________________________

                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
        Date of Report (Date of earliest event reported): April
18, 1995

                           CITICORP
          (Exact name of registrant as specified in charter)


Delaware                  1-5738                  13-2614988
(State or other   (Commission File Number)      (IRS Employer
jurisdiction of                                 Identification
incorporation)                                       Number)

            399 Park Avenue, New York, New York       10043
          (Address of principal executive offices)  (Zip Code)

                 Registrant's telephone number,
                 including area code:  (212)559-1000
                       Not Applicable
        (Former name or former address, if changed since last
                       report)

Item 5.  Other Events
- ---------------------

     On April 18, 1995 Citicorp reported net Income of net $829 million in the 1995 first quarter. This compares with 1994 first quarter operating earnings of $609 million or net income of $553 million. The percentage increases were 36% and 50% respectively.

     Per common share, fully diluted, the 1995 quarter net income was $1.53, compared with year-earlier operating earnings of $1.12, or net income of $1.01. (Net income figures for the 1994 first quarter reflect adoption of the accounting standard for postemployment benefits.)

     "The earnings were a record for a first quarter," said
John S. Reed, the company's chairman. "In a volatile economic and capital markets environment, Citicorp's businesses achieved double-digit revenue growth. We also continued strengthening our balance sheet, and our Tier 1 capital ratio reached 8%."


RESULTS OF BUSINESS OPERATIONS

                         Global Consumer

     Worldwide consumer net income of $463 million represented 56% of earnings in the first quarter. Net income increased $37 million, or 9%, from the same 1994 quarter, resulting primarily from lower credit costs in developed economies and from business expansion in emerging markets.

     Net income from the consumer businesses in emerging markets of $189 million rose from $170 million in the 1994 first quarter because of higher volumes in Asia Pacific and Latin America.

     Net income from the consumer businesses in North America, Europe and Japan also improved to $274 million from $256 million in the 1994 first quarter because of better results from the U.S. branch business, including mortgages, and from cards in North America and Europe. Earnings from the Private Bank declined from the 1994 first quarter, mainly reflecting market conditions.

     Worldwide consumer revenues (adjusted to exclude the effect of credit card securitization and credit-related costs) of $2.9 billion were higher by $167 million, or 6%, than in the same 1994 quarter. The increase was due mainly to the business expansion in emerging markets. Expenses grew 10%, or $153 million, to $1.6 billion to support the business expansion in emerging markets and growth in cards.

     Repositioning strategies for U.S. bankcards, initiated in 1993 and taking effect in an improving economy, contributed to increases during the 12 months in managed receivables of $5.8 billion to $38.8 billion at March 31, 1995, up 18% from March 31, 1994 and
total accounts of 3.2 million to 23.6 million, up 16%.   Total
charge volumes increased in the 1995 first quarter by $4.2 billion to $18.6 billion, up 29% from the same 1994 quarter.

     Credit costs (adjusted for card securitization) declined to $536 million, down 13% from the 1994 first quarter, because of improvements in cards and other consumer loans in the United States and improvements in the Private Bank. Consumer loans on the balance sheet that are delinquent 90 days or more were 3.5% of total consumer loans, increased from 3.4% in the 1994 fourth quarter but below the 4.3% level at March 31, 1994.

                         Global Finance

     Global Finance worldwide net income in the first quarter was $337 million, up from $261 million, an increase of 29%, reflecting higher trading revenues than in the weak 1994 first quarter.

     Net income from corporate banking in emerging markets increased to $208 million from $167 million in the 1994 first quarter. The increase included a gain on sale of certain real estate assets ($59 million pretax).

     Net income from corporate banking activities in North America, Europe and Japan increased by $35 million to $129 million, as trading revenues strengthened.

     Worldwide corporate banking revenues (adjusted to exclude credit-related costs) amounted to $1.4 billion, a 20% rise from the year-earlier quarter. Expenses were $932 million, up 17% from the 1994 first quarter. A net credit recovery of $20 million in the 1995 quarter compared with a $58 million recovery in the 1994 first quarter.

              North America Commercial Real Estate

     The North America commercial real estate business reported break-even results, compared with a loss of $76 million in the 1994 first quarter. Improved credit costs and a gain from sale of an asset were factors in the 1995 results. Cash-basis loans and OREO of $2.3 billion at March 31, 1995 were down slightly from year-end and sharply from $3.8 billion at March 31, 1994.

               Cross-Border Refinancing Portfolio

     The cross-border refinancing portfolio reported net income of $66 million, compared with $49 million in the year-earlier first quarter. The results included a pretax gain of $26 million from the completion of Ecuador's refinancing package.

CONSOLIDATED RESULTS

                      Revenues and Expenses

     Total adjusted revenues were up $530 million, or 13%, to $4.7 billion, a record for a first quarter. Trading revenues of $344 million in the quarter compared with $71 million in the 1994 first quarter.

     Operating expenses in the quarter, adjusted to exclude the cost of OREO, were $2.7 billion, up 11% from the 1994 first quarter but slightly lower than in the 1994 fourth quarter.

     The foreign currency translation effect of the weak U.S.
dollar in European and Asian exchange markets resulted in an increase in revenues and expenses of approximately 2% each from the 1994 first quarter.

                          Income Taxes

     The effective tax rate in the 1995 first quarter was 39%, the same as in the 1994 first quarter, compared with the 29% effective rate on current operations in the full year 1994, which included recognition of certain deferred tax benefits. The 39% represents a more normal rate.

                       Loan Loss Reserves

     The loan loss reserves increased by $115 million since year-end to $5.3 billion. The reserves totaled $4.5 billion at March
31, 1994.

                       Capital and Ratios

     Total regulatory capital at March 31, 1995 was $26.9 billion, estimated to be 12.0% of risk-adjusted assets, and the Tier 1 capital ratio was estimated to be 8%, compared with 7.80% at the end of the 1994 fourth quarter. At March 31, 1994, the total capital ratio was 11.55% and the Tier 1 ratio was 6.86%.

                        Accounting Change

     Effective January 1, 1995, Citicorp adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," which establishes new rules for calculating certain components of the allowance for credit losses. Adoption of the new standard had no effect on the level of the overall allowance or on operating results.

Tables detailing key financial data, an analysis of operating margin, pretax earnings, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available in May in Citicorp's Form 10-Q.

Page 5 - Citicorp First Quarter 1995 results - 4/18/95

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA
                                          First Quarter
                                        1995         1994
                                       ------       ------
NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Change...........     $  829       $  609
 After Cumulative Effect
  of Accounting Change(A)........        829          553

NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Change...........     $ 1.71       $ 1.24
 After Cumulative Effect
  of Accounting Change(A)........       1.71         1.11

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Change...........     $ 1.53       $ 1.12
 After Cumulative Effect
  of Accounting Change(A)........       1.53         1.01

COMMON STOCKHOLDERS' EQUITY
 PER SHARE.......................     $35.28       $27.90

CLOSING STOCK PRICE
 AT QUARTER END..................     $42.63       $37.50

PROFITABILITY RATIOS (Annualized):

Return on Total Assets:..........
 Before Accounting Change........       1.25%        0.98%
 After Accounting Change(A)......       1.25         0.95

Return on Common Stockholders'
 Equity:
 Before Accounting Change........       21.8%        20.1%
 After Accounting Change(A)......       21.8         19.5

Return on Total Stockholders'
 Equity:
 Before Accounting Change........       18.8%        17.1%
 After Accounting Change(A)......       18.8         16.7

CAPITAL:
 Tier 1 ($B).....................     $ 17.8       $ 14.0
 Tier 1 & 2 ($B)(B)..............       26.9         23.5

 Tier 1 Ratio(B).................        8.0%         6.9%
 Tier 1 & 2 Ratio(B).............       12.0         11.5

 Common Equity as a
   % of Total Assets.............        5.2%         4.5%
 Total Equity as a
   % of Total Assets.............        6.8%         6.1%

DIVIDENDS DECLARED ($M):
   Common........................     $  119       $    -
   Preferred.....................         92           87


(A) First quarter 1994 reflects the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994.
(B) 1995 Estimated.
Page 6 - Citicorp First Quarter 1995 results - 4/18/95

OPERATING MARGIN
($ Millions)
                                         First Quarter
                                       1995         1994
                                      -----        -----
Total Revenue .................      $4,443       $3,861

Effect of Credit Card
 Securitization................         222          268
Net Cost to Carry(A)...........           -           29
Capital Building
 Transactions..................           -          (23)
                                      -----        -----
Adjusted Revenue...............       4,665        4,135
                                      -----        -----
Total Operating Expense........       2,693        2,447

Net OREO Costs (B).............           -          (28)
                                      -----        -----
Adjusted Operating
 Expense.......................       2,693        2,419
                                      -----        -----
Operating Margin...............       1,972        1,716

Consumer Credit
 Costs (C).....................         536          614
Commercial Credit
 Costs (D).....................           2           60
                                      -----        -----
Operating Margin
 Less Credit Costs.............       1,434        1,042

Additional Provision:
- -Consumer(E)...................          50           50
- -Commercial(E).................          25           50
- -Refinancing Portfolio(F)......           -          (34)

Capital Building
 Transactions..................           -           23
                                      -----        -----
Income Before Taxes and
 Cumulative Effect of
  Accounting Change............      $1,359       $  999
                                      =====        =====

(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally writedowns, gains and losses on sales, and direct revenue and expense related to commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit cards receivables securitization.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO costs.
(E) Represents provision for credit losses in excess of net write-offs.
(F) Amount represents the release of a portion of the commerical allowance attributable to the cross-border refinancing portfolio.

Page 7 - Citicorp First Quarter 1995 results - 4/18/95

BUSINESS FOCUS
Net Income (Loss)
($ Millions)
                                    First Quarter
                                  1995        1994(A)
                                 ------       -----
Global Consumer:
 North America, Europe
   and Japan...............     $  274       $  256
 Emerging Markets..........        189          170
                                 -----        -----

Total Global Consumer......        463          426
                                 -----        -----

Global Finance:
 North America, Europe
   and Japan...............        129           94
 Emerging Markets..........        208          167
                                 -----        -----

Total Global Finance.......        337          261
                                 -----        -----

North America Commercial
  Real Estate..............          -          (76)

Cross-Border Refinancing
  Portfolio................         66           49

Corporate Items(B).........        (37)         (51)
                                 -----        -----
                                   829          609
Cumulative Effect of
  Accounting Change(C).....          -          (56)
                                 -----        -----
Total Citicorp.............     $  829       $  553
                                 =====        =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes the effects of capital building transactions and the offset created by attributing income taxes to business activities on a local tax basis.
(C) First quarter 1994 reflects the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for
    Postemployment Benefits," as of January 1, 1994.

Page 8 - Citicorp First Quarter 1995 results - 4/18/95

GLOBAL CONSUMER
($ Millions)                     First Quarter        %
                               1995       1994(A)    Chg
                               -----      -----      ---
Total Revenue............     $2,702      $2,491       8
                               -----       -----
Total Operating Expense..      1,635       1,497       9
                               -----       -----
Provision For
 Credit Losses ..........        359         378      (5)
                               -----       -----
Income Before Taxes......        708         616      15
Income Taxes.............        245         190      29
                               -----       -----
Net Income...............     $  463      $  426       9
                               =====       =====

Average Assets ($B)......     $  116      $  102      14

Return on Assets.........       1.62%       1.69%      -

OTHER DATA:

North America, Europe
  and Japan:
Net Income...............     $  274      $  256       7
Average Assets($B).......         83          75      11
Return on Assets.........       1.34%       1.38%      -

Emerging Markets:
Net Income...............     $  189      $  170      11
Average Assets($B).......         33          27      22
Return on Assets.........       2.32%       2.55%      -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan.....     $2,214      $2,148       3
   Emerging Markets......        714         613      16
                               -----       -----
 Total Global Consumer...     $2,928      $2,761       6
                               -----       -----
 Other Operating
  Expense(C):
   North America,
    Europe and Japan.....     $1,240      $1,148       8
   Emerging Markets......        394         333      18
                               -----       -----
 Total Global Consumer...     $1,634      $1,481      10
                               -----       -----

 Credit Costs (D):
   North America,
    Europe and Japan.....     $  494      $  575     (14)
   Emerging Markets......         42          39       8
                               -----       -----
 Total Global Consumer...     $  536      $  614     (13)
                               -----       -----

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card receivables securitization.
(C) Excludes writedowns, gains and losses on sales, and direct expense related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card receivables securitization. Includes U.S.
    credit card net credit losses for both held and securitized receivables of $337 million and $379 million for the first quarter of 1995 and 1994,respectively.

Page 9 - Citicorp First Quarter 1995 results - 4/18/95

GLOBAL FINANCE
($ Millions)                     First Quarter        %
                               1995       1994(A)    Chg
                               -----      ------     ---
Total Revenue...........      $1,452      $1,203      21
                               -----       -----
Total Operating Expense.         931         787      18
                               -----       -----
Provision For
 Credit Losses .........          16         (34)     NM
                               -----       -----
Income Before Taxes.....         505         450      12
Income Taxes............         168         189     (11)
                               -----       -----
Net Income..............      $  337      $  261      29
                               =====       =====

Average Assets ($B).....      $  140      $  133       5

Return on Assets........        0.98%       0.80%      -

OTHER DATA:

North America, Europe
  and Japan:
Net Income..............      $  129      $   94      37
Average Assets($B)......          96          92       4
Return on Assets........        0.54%       0.41%      -

Emerging Markets:
Net Income..............      $  208      $  167      25
Average Assets($B)......          44          41       7
Return on Assets........        1.92%       1.65%      -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan....      $  803      $  694      16
   Emerging Markets.....         639         510      25
                               -----       -----
 Total Global Finance...      $1,442      $1,204      20
                               -----       -----
 Other Operating
  Expense(C):
   North America,
    Europe and Japan....      $  623      $  539      16
   Emerging Markets.....         309         261      18
                               -----       -----
 Total Global Finance...      $  932      $  800      17
                               -----       -----
Credit Costs (D):
   North America,
    Europe and Japan....      $  (28)     $  (47)     40
   Emerging Markets.....           8         (11)     NM
                               -----       -----
 Total Global Finance...      $  (20)     $  (58)     66
                               -----       -----

(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as writedowns, (gains)losses on sales, and direct revenue and expense related to OREO.
NM  Not meaningful as percentage exceeds 100%.

Page 10 - Citicorp First Quarter 1995 results - 4/18/95

NORTH AMERICA COMMERCIAL REAL ESTATE
($ Millions)
                                First Quarter      %
                               1995    1994(A)    Chg
                              -----    ------     ---
Total Revenue.............   $   53    $   20      NM
                              -----     -----
Total Operating Expense...       31        62     (50)
                              -----     -----
Provision For
 Credit Losses............       16       106     (85)
                              -----     -----
Income (Loss)
 Before Taxes.............        6      (148)     NM

Income Taxes (Benefit)....        6       (72)     NM
                              -----     -----
Net Loss..................   $    -    $  (76)     NM
                              =====     =====
OTHER DATA:
Average Assets ($B).......   $    6    $   10     (40)

Adjusted for Credit-
Related Items:
  Total Revenue (B).......   $   59    $   46      28
  Total Operating
   Expense (C)............       31        37     (16)
  Credit Costs (D)........       22       119     (82)

(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as writedowns, (gains) losses on sales and direct revenue and expense related to OREO.
NM  Not meaningful as percentage exceeds 100%.

Page 11 - Citicorp First Quarter 1995 results - 4/18/95

CROSS-BORDER REFINANCING PORTFOLIO
($ Millions)
                               First Quarter       %
                             1995      1994(A)    Chg
                             -----     ------     ---
Total Revenue.............  $   80     $   28      NM
                             -----      -----
Total Operating Expense...       6          6       -
                             -----      -----
Provision For
 Credit Losses............       -        (35)     NM
                             -----      -----
Income Before Taxes.......      74         57      30
Income Taxes..............       8          8       -
                             -----      -----
Net Income ...............  $   66     $   49      35
                             =====      =====
OTHER DATA:

Average Assets ($B).......  $    3     $    3       -

CORPORATE ITEMS
($ Millions)
                               First Quarter       %
                             1995      1994(A)    Chg
                             -----     ------     ---
Total Revenue.............  $  156     $  119      31
                             -----      -----
Total Operating Expense...      90         95      (5)
                             -----      -----
Income Before Taxes.......      66         24      NM
Income Taxes..............     103         75      37
                             -----      -----
Net Loss (B)..............  $  (37)    $  (51)     27
                             =====      =====


(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions. Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis.
NM  Not meaningful as percentage exceeds 100%.

Page 12 - Citicorp First Quarter 1995 results - 4/18/95

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO
($ Millions)                1Q      4Q      3Q      2Q      1Q
                           1995   1994(A) 1994(A) 1994(A) 1994(A)
                          -----   ------  ------  ------  ------
Comm'l Cash-Basis Loans:
 Collateral-Dependent
 (At Lower of Cost or
  Collateral Value)(B).. $1,329  $1,347  $1,993 $ 2,289 $ 2,466

 Other..................    654     666     736     774     897
                          -----   -----   -----   -----   -----
 Comm'l Cash-Basis Loans
 (excluding Refinancing)  1,983   2,013   2,729   3,063   3,363

 Cross-Border
  Refinancing (C).......     58     104     140     165     991
                          -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......  2,041   2,117   2,869   3,228   4,354
Commercial OREO(B)......  1,014     958   1,427   1,428   1,588
                          -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans & OREO $3,055  $3,075  $4,296  $4,656  $5,942
                          =====   =====   =====   =====   =====

ALLOWANCE FOR CREDIT LOSSES
                            1Q      4Q      3Q      2Q      1Q
                           1995    1994    1994    1994    1994
                          -----   -----   -----   -----   -----
Global Consumer......... $1,897 $ 1,834 $ 1,790  $1,711 $ 1,639
Commercial (D)..........  3,373   3,321   3,270   3,201   2,595
Cross-Border Refinancing      -       -       -       -     238
                          -----   -----   -----   -----   -----
Total................... $5,270  $5,155  $5,060  $4,912  $4,472
                          =====   =====   =====   =====   =====

Reserve for Global Consumer
 Sold Portfolios........ $  450  $  422  $  467  $  503  $  538

ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                            1Q      4Q      3Q      2Q      1Q
                           1995    1994    1994    1994    1994
                          -----   -----   -----   -----   -----
Global Consumer.........   1.93%   1.90%   1.97%   2.00%   1.98%
Commercial (D)..........   5.79    5.95    5.90    5.76    4.88

Total...................   3.37%   3.38%   3.46%   3.48%   3.26%

ADDITIONAL DATA
                            1Q     4Q      3Q      2Q      1Q
                           1995   1994(A) 1994(A) 1994(A) 1994(A)
Commercial Allowance      -----   ------  ------  ------  ------
 as a % of Total Commercial
 Cash-Basis Loans(C)(D).    165%    157%    114%     99%     77%

Commercial Allowance
 as a % of Non-Collateral-
 Dependent Commercial
 Cash-Basis Loans(C)(D).    474%    431%    373%    341%    289%

Commercial Renegotiated
 Loans(E)............... $  338  $  718  $  524  $  417  $  384

Consumer Cash Basis(F):
  Loans................. $2,693  $2,604  $2,772  $2,846  $2,949
  Assets Pending
   Disposition (At lower
   of cost or collateral
   value)............... $  209  $  195  $  163  $  468  $  402
Consumer OREO .......... $  601  $  569  $  565  $  693  $  800

Refer to the Asset Quality notes on the following page.

Page 13 - Citicorp First Quarter 1995 results - 4/18/95

ASSET QUALITY NOTES  (continued)

(A) Reclassified to conform to current quarter's presentation.
(B) The table above presents data in a manner which distinguishes cash-basis collateral-dependent loans from other cash-basis loans. A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value. In conjunction with the adoption of SFAS No. 114, loans involving the in-substance repossession of the underlying collateral have been reclassified from Commercial OREO to Cash-Basis Collateral-Dependent Loans, in the table above. Under SFAS 114, assets are reported as OREO only when possession of the collateral is obtained. This reclassification reduced Commercial OREO and increased
    Commercial Cash-Basis Loans by $628 million, $874 million, $987 million, and $1.0 billion in the fourth, third, second, and first quarters of 1994, respectively, but had no impact on total Commercial Cash-Basis Loans and OREO.
(C) Reflects the transfer of $0.8 billion of Brazil outstandings to Available-for-Sale Securities in the second quarter of 1994, pursuant to the refinancing agreement completed in that quarter.
(D) Effective second quarter 1994, includes amounts related to the Cross-Border Refinancing Portfolio.
(E) Amount at December 31, 1994 includes $385 million of loans which were renegotiated during 1994 at a market rate of interest and are performing, and accordingly, ceased to be reported as Renegotiated Loans in 1995.
(F) In conjunction with the adoption of SFAS 114, the table above reflects the reclassification of consumer loans involving the in-substance repossession of the underlying collateral from Consumer OREO to Assets Pending Disposition and Cash-Basis Loans.

Page 14 - Citicorp First Quarter 1995 results - 4/18/95

DETAILS OF CREDIT LOSS EXPERIENCE
($ Millions)
                             1Q      4Q      3Q      2Q      1Q
                            1995    1994    1994    1994    1994
                           -----   -----   -----   -----   -----
NET WRITE-OFFS
 (RECOVERIES):
Global Consumer ........  $  309  $  399  $  315  $  311  $  328

North America Commercial
  Real Estate...........      16      51      62      63      68

Global Finance..........      (9)     28     (41)      9     (46)
                           -----   -----   -----   -----   -----
Total Commercial
 (excluding)
  Refinancing)..........       7      79      21      72      22
                           -----   -----   -----   -----   -----
Cross-Border
 Refinancing(A).........     (23)    (20)    (19)   (329)    (35)
                           -----   -----   -----   -----   -----

Total...................  $  293  $  458  $  317  $   54  $  315
                           =====   =====   =====   =====   =====

                             1Q      4Q      3Q      2Q      1Q
                            1995    1994    1994    1994    1994
                           -----   -----   -----   -----   -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.........  $  359  $  449  $  365  $  361  $  378

North America Commercial
  Real Estate...........      16      88      99     101     106

Global Finance..........      16      41     (28)     21     (34)
                           -----   -----   -----   -----   -----
Total Commercial
 (excluding)
  Refinancing)..........      32     129      71     122      72
                           -----   -----   -----   -----   -----
Cross-Border
 Refinancing............       -     (20)      -     (11)    (35)
                           -----   -----   -----   -----   -----

Total...................  $  391  $  558  $  436  $  472  $  415
                           =====   =====   =====   =====   =====

                             1Q      4Q      3Q      2Q      1Q
                            1995    1994    1994    1994    1994
                           -----   -----   -----   -----   -----
COMMERCIAL NET OREO
 WRITEDOWNS:

North America Commercial
 Real Estate............  $   10  $    7  $   24  $   12  $   36
Global Finance..........      (1)    (14)     (9)    (25)     (6)
                           -----   -----   -----   -----   -----
Total...................  $    9  $   (7) $   15  $  (13) $   30
                           =====   =====   =====   =====   =====

(A) Includes a credit recovery of $318 million in the second quarter of 1994 as part of the step-up to market value of instruments received pursuant to the Brazil refinancing agreement completed in that quarter.

Page 15 - Citicorp First Quarter 1995 results - 4/18/95

CONSOLIDATED STATEMENT OF INCOME       CITICORP AND Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)
                                   First Quarter       %
                                  1995       1994     Chg
                                ------      -----     ---
 Interest Revenue.........     $ 5,597     $6,458     (13)
 Interest Expense.........       3,272      4,373     (25)
                                ------      -----
Net Interest Revenue......       2,325      2,085      12
                                ------      -----
 Fees & Commissions.......       1,262      1,259       -
 Trading Account..........          39          5      NM
 Foreign Exchange.........         305         66      NM
 Securities Transactions..          26         50     (48)
 Other Revenue............         486        396      23
                                ------      -----
Total Fees, Commissions
 and Other Revenue........       2,118      1,776      19
                                ------      -----
TOTAL REVENUE.............       4,443      3,861      15
                                ------      -----
PROVISION FOR
 CREDIT LOSSES............         391        415      (6)
                                ------      -----
 Operating Expense:
  Salaries................       1,080        954      13
  Employee Benefits.......         298        283       5
  Net Premises &
   Equipment Expense......         410        390       5
  Other Expense...........         905        820      10
                                ------      -----
TOTAL OPERATING EXPENSE...       2,693      2,447      10
                                ------      -----
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGE.....       1,359        999      36
 Income Taxes.............         530        390      36
                                ------      -----
INCOME BEFORE CUMULATIVE
 EFFECT OF ACCTG CHANGE...         829        609      36

Cumulative Effect of
 Accounting Change(A).....           -        (56)     NM
                                ------      -----
NET INCOME................     $   829     $  553      50
                                ======      =====
INCOME APPLICABLE
 TO COMMON STOCK..........     $   735     $  466      58
                                ======      =====

EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Before Cumulative
  Effect of Acctg Chg.....     $  1.71     $ 1.24
 Income After Cumulative
  Effect of Acctg Chg.....     $  1.71     $ 1.11

Assuming Full Dilution
 Income Before Cumulative
  Effect of Acctg Chg.....     $  1.53     $ 1.12
 Income After Cumulative
  Effect of Acctg Chg.....     $  1.53     $ 1.01

(A)First quarter 1994 reflects the cumulative effect of adopting
   SFAS No. 112, "Employers' Accounting for Postemployment
   Benefits," as of January 1, 1994.
NM Not meaningful as percentage exceeds 100%.

Page 16 - Citicorp First Quarter 1995 results - 4/18/95

CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)
                                      Mar. 31       Dec. 31    %
                                        1995          1994    Chg
                                      -------       -------   ---
ASSETS
Cash and Due from Banks.........     $  6,575      $  6,470    2
Deposits at Interest with Banks.        7,787         6,862   13
Securities:
 Held to Maturity...............        5,132         5,092    1
 Available for Sale.............       13,099        13,602   (4)
 Venture Capital................        1,669         2,009  (17)
Trading Account Assets..........       51,771        38,875   33
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        8,650         6,995   24
Loans, Net of Unearned Income
 Consumer.......................       98,082        96,600    2
 Commercial.....................       58,292        55,820    4
                                      -------       -------
    Total Loans, Net............      156,374       152,420    3
Allowance for Credit Losses.....       (5,270)       (5,155)  (2)
Customers' Acceptance Liability.        1,558         1,420   10
Premises & Equipment, Net.......        4,294         4,062    6
Interest & Fees Receivable......        2,740         2,654    3
Other Assets....................       14,634        15,183   (4)
                                      -------       -------
Total...........................     $269,013      $250,489    7
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 12,292      $ 13,648  (10)
Int. Deposits (in the U.S.).....       35,891        35,699    1
Non-Int. Deposits (Outside the
 U.S.)..........................        7,788         7,212    8
Int. Deposits(Outside the U.S.).      109,141        99,167   10
                                      -------       -------
    Total Deposits..............      165,112       155,726    6

Trading Account Liabilities.....       33,519        22,382   50
Purchased Funds &
 Other Borrowings...............       19,062        20,907   (9)
Acceptances Outstanding.........        1,568         1,440    9
Accrued Taxes & Other Expenses..        5,436         5,493   (1)
Other Liabilities...............        8,460         8,878   (5)
Long-Term Debt..................       16,125        16,497   (2)
Subordinated Capital Notes......        1,370         1,397   (2)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............        4,337         4,187    4
Common Stock (Par value $1.00)..          423           421    -
Surplus.........................        4,287         4,194    2
Retained Earnings ..............       10,179         9,561    6
Net Unrealized (Losses) Gains...
 Securities Available for Sale..          (58)          278   NM
Foreign Currency Translation....         (404)         (471)  14
Common Stock in Treasury,
 at Cost........................         (403)         (401)   -
                                      -------       -------
    Total Stockholders' Equity..       18,361        17,769    3
                                      -------       -------
Total...........................     $269,013      $250,489    7
                                      =======       =======
NM Not meaningful as percentage exceeds 100%.

Page 17 - Citicorp First Quarter 1995 results - 4/18/95

ADDITIONAL FINANCIAL DATA
                            1Q      4Q      3Q      2Q      1Q
                           1995    1994    1994    1994    1994
                          ------  ------  ------  ------  ------
NET INTEREST REVENUE(A)

Net Interest Revenue($M) $ 2,333 $ 2,328 $ 2,352 $ 2,170 $ 2,087

Net Interest Margin.....    4.23%   4.21%   4.37%   4.15%   4.01%

ADJUSTED TO EXCLUDE
THE EFFECT OF CREDIT
CARD SECURITIZATION:

Net Interest Revenue($M) $ 2,801 $ 2,798 $ 2,862 $ 2,710 $ 2,616

Net Interest Margin.....    4.61%   4.61%   4.80%   4.64%   4.52%

CONSOLIDATED AVERAGE
 BALANCES
                            1Q      4Q      3Q      2Q      1Q
                           1995    1994    1994    1994    1994
                          ------  ------  ------  ------  ------

Loans ($B):
 Consumer............... $    96 $    93 $    87 $    84 $    84
 Commercial.............      56      56      56      55      54
                          ------  ------  ------  ------  ------
Total Average Loans..... $   152 $   149 $   143 $   139 $   138
                          ======  ======  ======  ======  ======

Total Average
 Assets($B)............. $   269 $   267 $   265 $   258 $   253

Avg. Interest Earning
 Assets($B)............. $   224 $   219 $   214 $   210 $   211

Common Stockholders'
 Equity ($M)............ $13,653 $13,003 $12,023 $11,049 $10,562

Preferred Equity ($M)...   4,262   4,187   4,116   3,975   3,887
                          ------  ------  ------  ------  ------
Total Average
 Stockholders'
 Equity ($M)............ $17,915 $17,190 $16,139 $15,024 $14,449
                          ======  ======  ======  ======  ======

(A) Taxable Equivalent Basis.

Page 18 - Citicorp First Quarter 1995 results - 4/18/95

EARNINGS PER SHARE DATA(A)
(Before Cumulative Effect
 of Accounting Change in 1994)
                                  First Quarter
                                1995        1994
                              -------     -------
On Common and Common
 Equivalent Shares:

 Earnings($ Millions)..      $    759  $      546

 Shares (in thousands).       444,489     441,894

 Earnings Per Share....      $   1.71  $     1.24

Assuming Full Dilution:

 Earnings($ Millions)..      $    793  $      580

 Shares (in thousands).       517,928     517,717

 Earnings Per Share....      $   1.53  $     1.12

COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period..........       397,468     389,280

(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15
    ($24 million in the first quarter of 1995 and 1994) are added back to income applicable to common stock, and the number of shares issuable on conversion (38 million shares in the first quarter of 1995 and 43 million shares in the first quarter of 1994) are added back to weighted average shares outstanding. Also added to shares outstanding are other common equivalent shares and, as to the undistributed portion of earnings, book value shares issuable under certain benefit plans. For earnings per share assuming full dilution, the number of shares issuable on conversion of the Preferred Stock, Series 15 are 38 million shares in the first quarter of 1995 and 46 million shares in the first quarter of 1994. Additionally, dividends on Convertible Preferred Stock, Series 12 and 13 ($34 million in the first quarter of 1995 and 1994) are also added back to income applicable to common stock, and the shares issuable on conversion (73 million shares) are added to shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.

Page 19 - Citicorp First Quarter 1995 results - 4/18/95

OTHER REVENUE DATA
                                      First Quarter
                                    1995       1994(A)
                                   ------     ------
OTHER REVENUE
($ Millions)

Securitized Credit
 Card Receivables............     $  216     $  208

Venture Capital .............         85         79

Affiliate Earnings...........         55         65

Mortgage Pass-Through
 Securitization Activity.....          1        (38)

Foreign Currency Translation
 Gains.......................          3          -

Net Asset Gains and
 Other Items.................        126         82
                                   -----      -----
  Total......................     $  486     $  396
                                   =====      =====

(A) Reclassified to conform to current quarter's presentation.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

           -  Exhibit No. 12(a) Calculation of Ratio
              of Income to Fixed Charges

           -  Exhibit No. 12(b) Calculation of Ratio
              of Income to Fixed Charges Including
              Preferred Stock Dividends


                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CITICORP
                              (Registrant)



                              By: /s/ Thomas E. Jones
                                  -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial Officer

Dated:  April 24, 1995